UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

SEGWAY IV CORP.
(Exact name of registrant as specified in its charter)

New Jersey	000-30327	22-3719169
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

213 South Oak Avenue Owatonna, Minnesota 55060
(Address of principal executive offices)
(507) 446-9166
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes In Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

On August 13, 2010 Segway IV Corp. (the “Company”) dismissed its prior auditor, Gately and Associates, LLC (the "Former Accountant"). The Company’s Board of Directors approved the decision to dismiss the Former Accountant.

We have sought an Exhibit 16 letter from the Former Accountant but were unable to obtain such a letter at the time of the filing of this amended Form 8-K.

During the Company's two most recent fiscal years and the subsequent interim period through the date of dismissal, there was no disagreement with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods, except that the Former Accountant's opinion in its report on the Company's financial statements expressed substantial doubt with respect to the Company's ability to continue as a going concern for the last two fiscal years.

During the Company's two most recent fiscal years and the subsequent interim period through the date of dismissal, there were no reportable events as the term is described in Item 304 (a)(1)(iv)(B) of Regulation S-B or Item 304 (a)(1)(v) of Regulation S-K.

(b) New independent registered public accounting firm

On August 13, 2010, the Company retained Kiesling Associates, LLP as its new independent accountant.

Item 9.01 Financial Statements and Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011
SEGWAY IV CORP.

By:	/s/ Donny Smith
Donny Smith
President, CEO, CFO, Secretary and Director